UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 North 38th Street, 11th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described under Item 5.07 of this Current Report on this Form 8-K, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), and upon the recommendation of the Board of Directors (the “Board”), the stockholders of Century Therapeutics, Inc. (the “Company”) approved a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.0001 per share (“Common Stock”, and such amendment, the “Authorized Shares Amendment”). The Authorized Shares Amendment was previously approved by the Board, subject to stockholder approval.

The Authorized Shares Amendment was filed with the Secretary of State of the State of Delaware on June 11, 2026. The Authorized Shares Amendment became effective on June 12, 2026.

The foregoing description of the Authorized Shares Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2026, the Company held its Annual Meeting. As of April 16, 2026, the record date for the Annual Meeting, there were 180,354,197 outstanding shares of the Company’s common stock. The Annual Meeting was conducted virtually, and the following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 27, 2026.

(a) Proposal 1 - Election of Class II Directors. Each of Alessandro Riva, M.D. and Han Lee, Ph.D., M.B.A., were elected to the Company’s Board to serve as Class II directors until the 2029 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal, as follows:

Name	For	Withheld	Broker Non-Votes
Alessandro Riva, M.D.	96,165,182	17,582,584	21,941,333
Han Lee, Ph.D., M.B.A.	113,675,805	71,961	21,941,333

(b) Proposal 2 - Ratification of Independent Registered Public Accountant. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year was ratified, as follows:

For	Against	Abstentions	Broker Non-Votes
135,560,408	107,111	21,578	0

(c) Proposal 3 - Approval of an amendment to the Second Amended and Restated Certificate of Incorporation, as amended. The amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 300,000,000 to 450,000,000 was approved, as follows:

For	Against	Abstentions	Broker Non-Votes
117,444,445	18,150,386	94,262	0

(d) Proposal 4 - Approval of an adjournment of the Annual Meeting. The adjournment of the Annual Meeting to the extent there were insufficient votes to approve Proposal 3 was approved, but such an adjournment was not necessary in light of the approval of Proposal 3 at the Annual Meeting. The adjournment was approved, as follows:

For	Against	Abstentions	Broker Non-Votes
117,181,181	18,419,826	88,087	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

3.1	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation, as amended, of Century Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Brent Pfeiffenberger, Pharm.D.
Name:	Brent Pfeiffenberger, Pharm.D.
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Date: June 12, 2026